MIDAMERICAN ENERGY HOLDINGS COMPANY
                                   FORM U-3A-2
                                    EXHIBIT B


1. CE Power Inc. ( 35% owner), CE Electric Inc. (35% owner) and CalEnergy UK Inc. (30% owner)
     A.  CE Electric UK Funding Company
         I.  CE Electric UK Holdings
             a.  CE Electric UK Ltd.
                 I.  Northern Electric plc
                     a.  Northern Electric Distribution Limited (FUCO)
                II.  Yorkshire Power Group Limited (94.75% owned)
                     a.  Yorkshire Holdings plc
                         I.  Yorkshire Electricity Group plc (FUCO)

2.   CE International Investments Inc.
     A.  CE Philippines Ltd.
         I.  CE Philippines II, Inc.
             a.  CE Cebu Geothermal Power Company Inc. (FUCO)
     B.  CE Mahanagdong Ltd.
         I.  CE Mahanagdong II, Inc.
             a.  CE Luzon Geothermal Power Company, Inc. (90% owned) (FUCO)
     C.  CE Casecnan Ltd (49% owned)
         I. CE Casecnan Water and Energy Company, Inc. (70% owned) (FUCO) (see 3.A.I.)

3.   CalEnergy Pacific Holdings Corp
     A.  CE Casecnan Ltd. (51% owned)
         I. CE Casecnan Water and Energy Company, Inc. (70% owned) (FUCO) (see 2.C.I.)

4.   Tongonan Power Investment, Inc.
     A.  Visayas Geothermal Power Company (1% owned) (FUCO)

5.   CalEnergy Investments C.V. (90% owned)
     A.  Magma Netherlands B.V.
         I.  Visayas Geothermal Power Company (99% owned) (FUCO)

6.   CE Electric (NY), Inc.
     A.  CalEnergy Investments C.V. (10% owned)
         I.  Magma Netherlands B.V.
             a.  Visayas Geothermal Power Company (99% owned) (FUCO)

7.   Cordova Funding Corp.
     A.  Quad Cities Energy Company (1% owned)
         I.  Cordova Energy Company LLC (EWG) (see 8.A)

8.   Quad Cities Energy Company (99% owned)
     A.  Cordova Energy Company LLC (EWG) (see 7.A.I.)

See items 1(B) and 1(C) of U-3A-2 for a listing of additional subsidiaries of MidAmerican Energy Holdings Company.

*All ownership percentages are 100% unless otherwise indicated.